Filed Pursuant to Rule 424(b)(3)

Registration No. 333-266579

PROSPECTUS

Enveric Biosciences, Inc.

1,695,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 1,695,000 shares of our common stock, par value $0.01 per share. These 1,695,000 shares of common stock consist of:

●	116,000 shares of common stock (the “PIPE Common Shares”) that were issued pursuant to the securities purchase agreement, dated as of July 22, 2022, by and among us and the purchasers named therein (the “PIPE Purchase Agreement”);

●	509,000 shares of common stock (the “Pre-Funded Warrant Shares”) issued or issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) that were issued pursuant to the PIPE Purchase Agreement;

●	375,000 shares of common stock (the “RD PIO Shares”) issuable upon the exercise of preferred investment options (the “RD PIOs”), that were issued in a private placement pursuant to the registered direct purchase agreement, dated as of July 22, 2022, by and between us and the purchaser named therein (the “RD Purchase Agreement,” and together with the PIPE Purchase Agreement, the “Purchase Agreements”);

●	625,000 shares of common stock (the “PIPE PIO Shares”) issuable upon the exercise of preferred investment options (the “PIPE PIOs”), that were issued pursuant to the PIPE Purchase Agreement;

●	70,000 shares of common stock (the “Wainwright Warrant Shares”) issuable upon the exercise of warrants (the “Wainwright Warrants”) that were issued to H.C. Wainwright & Co., LLC (“Wainwright”) as part of Wainwright’s compensation for serving as exclusive placement agent in connection with the Purchase Agreements.

The PIPE Common Shares, the Pre-Funded Warrants, the RD PIOs, the PIPE PIOs and the Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Each purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the PIPE Common Shares, Pre-Funded Warrant Shares, RD PIO Shares, PIPE PIO Shares and the Wainwright Warrant Shares.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we have received and will receive proceeds from the exercise of the Pre-Funded Warrants, the RD PIOs, the PIPE PIOs and the Wainwright Warrants if such securities are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

Effective as of 4:05 pm Eastern Time on July 14, 2022, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for fifty shares (the “Reverse Stock Split”). All share and per share prices in this prospectus have been adjusted to reflect the Reverse Stock Split. However, common stock share and per share amounts in certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split.

Our common stock is traded on The Nasdaq Capital Market under the symbol “ENVB.” On August 10, 2022, the closing sale price of our common stock on The Nasdaq Capital Market was $6.45 per share.

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

1

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Enveric,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Enveric Biosciences, Inc. and its subsidiaries.

Overview

We are an early-development-stage biosciences company developing next-generation mental health and oncology treatments and clinical discovery platform, leveraging psychedelic-derived molecules for the mind and synthetic cannabinoids for the body. We seek to improve the lives of patients suffering from cancer, initially by developing palliative and supportive care products for people suffering from certain side effects of cancer and cancer treatment such as anxiety, depression, pain and skin damage from radiation treatment. We currently intend to offer such palliative and supportive care products in the United States, following approval through established regulatory pathways.

Corporate information

We were incorporated under the laws of the State of Delaware in February 1994 as Spatializer Audio Laboratories, Inc., which was a shell company immediately prior to the completion of a “reverse merger” transaction on May 26, 2015, whereby Ameri100 Acquisition, Inc., a Delaware corporation and newly created, wholly owned subsidiary, was merged with and into Ameri and Partners Inc. (“Ameri and Partners”), a Delaware corporation (the “2015 Merger”). In connection with the 2015 Merger, we changed our name to AMERI Holdings, Inc.

The Ameri business ceased to be part of the Company on December 30, 2020, pursuant to a spin-off transaction. On December 30, 2020, we completed a tender offer to purchase all of the outstanding common shares of Jay Pharma Inc., a Canada corporation, for shares of Company common stock or certain preferred stock, and changed our name to “Enveric Biosciences, Inc.” Our principal corporate office is located at Enveric Biosciences, Inc., 4851 Tamiami Trail N, Suite 200, Naples, Florida 34103, telephone (239) 302-1707. Our internet address is https://www.enveric.com/, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

2

THE OFFERING

Common Stock to be Offered by the Selling Stockholders	Up to 1,695,000 shares of our common stock, which are comprised of (i) 116,000 PIPE Common Shares, (ii) 509,000 Pre-Funded Warrant Shares (iii) 375,000 RD PIO Shares, (iv) 625,000 PIPE PIO Shares and (v) 70,000 Wainwright Warrant Shares.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we have received and will receive proceeds from the exercise of the Pre-Funded Warrants, the RD PIOs, the PIPE PIOs and the Wainwright Warrants if such warrants are exercised for cash. We intend to use those proceeds, if any, for general working corporate purposes. See “Use of Proceeds” beginning on page 7 of this prospectus for additional information.

Registration Rights

Under the terms of the Registration Rights Agreement, we agreed to file this registration statement with respect to the registration of the resale by the selling stockholders of the PIPE Common Shares, the Pre-Funded Warrant Shares, the RD PIO Shares, PIPE PIO Shares, as applicable, by the 15th calendar day following the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical, and in any event, no later than the 45th calendar day following the date of the Registration Rights Agreement or in the event of a full review by the SEC, 75 days. In addition, we agreed that, upon the registration statement being declared effective under the Securities Act of 1933, as amended (the “Securities Act”), we will use our best efforts to maintain the effectiveness of the registration statement until the date that (i) the selling stockholders have sold all of the shares of common stock issuable under the Registration Rights Agreement or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restriction.

See “Selling Stockholders” on page 7 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 11 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “ENVB.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated by reference in this prospectus.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to This Offering and our Common Stock

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share paid to the selling stockholders. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of common stock under our stock incentive programs.

We expect to require additional capital in the future in order to develop our product candidates, which are in early stages of development. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

Our current cash resources will not be sufficient to fund the development of our product candidates through all of the required clinical trials to receive regulatory approval and commercialization. If we cannot secure this additional funding when such funds are required, we may fail to develop our product candidates or be forced to forego certain strategic opportunities.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

The trading price of our common stock could be highly volatile, which could result in substantial losses for purchasers of our common stock in this offering. Securities class action or other litigation involving our company or members of our management team could also substantially harm our business, financial condition and results of operations.

Our stock price is volatile. The stock market in general and the market for pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the public offering price and you may lose some or all of your investment. The market price for our common stock may be influenced by many factors, including:

●	volatility resulting from the economic turmoil caused by the COVID-19 pandemic;

4

●	the success of existing or new competitive products or technologies;
●	regulatory actions with respect to our products or our competitors’ products and product candidates;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
●	results of clinical trials of product candidates of our competitors;
●	regulatory or legal developments in the United States and other countries;
●	developments or disputes concerning patent applications, issued patents or other proprietary rights;
●	the recruitment or departure of key personnel;
●	the extent to which we in-license, acquire or invest in other indications or product candidates;
●	actual or anticipated changes in estimates as to financial results or development timelines;
●	announcement or expectation of additional financing efforts;
●	sales of our common stock by us, our insiders or other stockholders;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	changes in estimates or recommendations by securities analysts, if any, that cover us;
●	changes in the structure of healthcare payment systems;
●	market conditions in the pharmaceutical and biotechnology sectors; and
●	general economic, industry and market conditions.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for pharmaceutical and biotechnology companies, which have experienced significant stock price volatility in recent years

Substantial future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock and any future sales of a substantial number of shares of common stock in the public market, including the issuance of shares or any shares issuable upon exercise of the Pre-Funded Warrants, the RD PIOs, the PIPE PIOs and the Wainwright Warrants, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity and equity-related securities in the future at a time and price that our management deems acceptable, or at all. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock, which could also depress the market for our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our common stock currently trades on The Nasdaq Capital Market. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our common stock may not necessarily be a reliable indicator of our fair market value. The price at which our common stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

5

We may not meet the continued listing requirements of The Nasdaq Capital Market, which could result in a delisting of our common stock.

Our common stock is listed on The Nasdaq Capital Market. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common stock on The Nasdaq Capital Market. For instance, on February 18, 2022, we received a letter from the Listing Qualifications Department of Nasdaq Stock Market (the “Staff”) indicating that, based upon the closing bid price of our common stock for the 30 consecutive business day period between January 5, 2022, through February 17, 2022, we did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). On July 29, 2022, we received a letter from the Staff stating that for the last 10 consecutive business days, from July 15 to July 28, 2022, the closing bid price of our common stock had been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2).

In the event that we fail to satisfy any of the listing requirements of The Nasdaq Capital Market, our common stock may be delisted. If we are unable to list on The Nasdaq Capital Market, it would likely be more difficult to trade in or obtain accurate quotations as to the market price of our common stock. If our common stock is delisted from trading on The Nasdaq Capital Market, and we are not able to list our common stock on another exchange or to have it quoted on The Nasdaq Capital Market, our securities could be quoted on the OTC Bulletin Board or on the “pink sheets.” As a result, we could face significant adverse consequences including, without limitation,

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage for our Company; and

●	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

The Reverse Stock Split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that are outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split would have increased the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

6

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we have received and will receive proceeds from the exercise of the Pre-Funded Warrants, the RD PIOs, the PIPE PIOs and the Wainwright Warrants if such warrants are exercised for cash. We intend to use those proceeds, if any, for general working corporate purposes.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 1,695,000 shares of our common stock, which are comprised of (i) 116,000 PIPE Common Shares, (ii) 509,000 Pre-Funded Warrant Shares (iii) 375,000 RD PIO Shares, (iv) 625,000 PIPE PIO Shares and (v) 70,000 Wainwright Warrant Shares.

July 2022 PIPE and July 2022 RD Offering

On July 22, 2022, we entered into the PIPE Purchase Agreement two institutional investors, for the purchase and sale of 116,000 PIPE Common Shares, Pre-Funded Warrants to purchase up to 509,000 shares of our common stock and PIPE PIOs to purchase up to 625,000 shares of our common stock in a private placement priced at a premium to market under Nasdaq rules (the “July 2022 PIPE”). The purchase price for one PIPE Common Share and one PIPE PIO to purchase one share of common stock was $8.00, and the purchase price for a Pre-Funded Warrant and one PIPE PIO to purchase one share of common stock was $7.9999. The PIPE PIOs have an exercise price of $7.78 per share, are immediately exercisable upon issuance, and will expire five and one-half years from the date of issuance. The Pre-Funded Warrants have an exercise price of $0.0001, were immediately exercisable upon issuance, and may be exercised at any time until all of Pre-Funded Warrants are exercised in full. The PIPE Common Shares, the Pre-Funded Warrants, and the PIPE PIOs were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. Following the closing of the July 2022 PIPE, one investor exercised Pre-Funded Warrants to purchase 9,000 shares of our common stock.

On July 22, 2022, we entered into the RD Purchase Agreement with an institutional investor that also participated in the July 2022 PIPE, for the purchase and sale of 116,500 shares of common stock, pre-funded warrants to purchase up to 258,500 shares of common stock, and the RD PIOs to purchase 375,000 shares of common stock (the “July 2022 RD Offering”). The 116,500 shares of common stock, pre-funded warrants to purchase up to 258,500 shares of common stock and the shares of common stock underlying the pre-funded warrants to purchase 258,500 shares of common stock were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-257690) filed with the SEC on July 2, 2021 and declared effective by the SEC on July 9, 2021, and a prospectus supplement to the prospectus included in the shelf registration statement, dated July 22, 2022, filed with the SEC on July 26, 2022. The purchase price for one share of common stock and one RD PIO to purchase one share of common stock was $8.00, and the purchase price for a pre-funded warrant and one RD PIO to purchase one share of common stock was $7.9999. The RD PIOs have an exercise price of $7.78 per share, are immediately exercisable upon issuance, and will expire five and one-half years from the date of issuance. The RD PIOs were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

7

In connection with the July 2022 PIPE and July 2022 RD Offering, we entered into the Registration Rights Agreement with the purchasers under the Purchase Agreements, pursuant to which, among other things, we agreed to prepare and file with the SEC, by the 15th calendar day following the date of the Registration Rights Agreement, a registration statement on Form S-3 to register for resale the PIPE Common Shares, the Pre-Funded Warrant Shares, the RD PIO Shares, and the PIPE PIO Shares. We have agreed to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event, no later than the 45th calendar day following the date of the Registration Rights Agreement, or in the event of a full review by the SEC, the 75th calendar day following the date of the Registration Rights Agreement. In addition, we agreed that upon the registration statement being declared effective under the Securities Act, we will use our best efforts to maintain the effectiveness of the registration statement until the date that (i) the selling stockholders have sold all of the shares of common stock registrable under the Registration Rights Agreement or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restriction.

Wainwright served as our exclusive placement agent in connection with the July 2022 PIPE and July 2022 RD Offering. Pursuant to our engagement letter with Wainwright, we paid Wainwright (i) a cash fee equal to 7.0% of the aggregate gross proceeds of the July 2022 PIPE and July 2022 Registered Direct Offering, (ii) a management fee equal to 1.0% of the gross proceeds of the July 2022 PIPE and July 2022 Registered Direct Offering; (iii) a non-accountable expense allowance of $35,000; and (iv) $100,000 for legal expenses. In addition, we issued to Wainwright or its designees the Wainwright Warrants to purchase up to 70,000 shares of our common stock at an exercise price equal to $10.00 per share. The Wainwright Warrants have a term of five years from the date of the commencement of sales in the July 2022 PIPE and July 2022 RD Offering.

We are registering the resale by the selling stockholders of the PIPE Common Shares, the Pre-Funded Warrant Shares, the PIPE PIO Shares, the RD PIO Shares, and the Wainwright Warrant Shares in order to permit the selling stockholders to offer such shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationships with the Selling Stockholders

Except as described below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Each of David Dinkin, Noam Rubinstein, Craig Schwabe, Michael Vasinkevich, and Charles Worthman, are associated persons of Wainwright, which served as our exclusive placement agent in connection with the July 2022 PIPE and July 2022 RD Offering, for which Wainwright received compensation.

Armistice Capital Master Fund Ltd. purchased securities in the July 2022 PIPE, July 2022 RD Offering, and our registered direct offering in February 2022 (the “February 2022 RD Offering”).

Intracoastal Capital, LLC purchased securities in the July 2022 PIPE and the February 2022 RD Offering.

Each of Armistice Capital Master Fund Ltd. and Intracoastal Capital, LLC entered into warrant amendment agreements (the “Warrant Amendments”) with us in connection with the July 2022 PIPE and July 2022 RD Offering to amend certain existing warrants to purchase up to an aggregate of 122,000 shares of common stock that were previously issued to them, with an exercise price of $27.50 per share and expiration date of February 15, 2027. Pursuant to the Warrant Amendments, the previously issued warrants were amended, effective upon the closing of July 2022 PIPE and July 2022 RD Offering, so that the amended warrants (the “February 2022 RD Warrants”) have a reduced exercise price of $7.78 per share and expire five and one-half years following the closing of the July 2022 PIPE and July 2022 RD Offering.

8

Information About Selling Stockholders Offering

The shares of common stock being offered by the selling stockholders are the PIPE Common Shares, Pre-Funded Warrant Shares, the PIPE PIO Shares, the RD PIO Shares and the Wainwright Warrant Shares. For additional information regarding the issuances of the PIPE Common Shares, the Pre-Funded Warrants, the PIPE PIOs, the RD PIOs and the Wainwright Warrants, see “—July 2022 PIPE and July 2022 RD Offering” above. We are registering the resale by the selling stockholders of the PIPE Common Shares, the Pre-Funded Warrant Shares, the PIPE PIO Shares, the RD PIO Shares, and the Wainwright Warrant Shares in order to permit the selling stockholders to offer such shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of common stock by each of the selling stockholders. All calculations in the table are based on 1,554,043 shares of common stock outstanding as of August 4, 2022. The second column lists the number of shares of common stock owned by each selling stockholder, based on its ownership of the shares of common stock and securities convertible or exercisable into shares of common stock, as of August 5, 2022, assuming exercise of the Pre-Funded Warrants, PIPE PIOs, RD PIOs, Wainwright Warrants, and February 2022 RD Warrants held by the selling stockholders on that date, if applicable, without regard to any limitations on conversions or exercises.

The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholders.

This prospectus covers the resale of the sum of (i) the maximum number of PIPE Common Shares, (ii) the maximum number of Pre-Funded Warrant Shares, (iii) the maximum number of PIPE PIO Shares, (iv) the maximum number of RD PIO Shares and (v) the maximum number of Wainwright Warrant Shares. The table below assumes that the outstanding Pre-Funded Warrants, PIPE PIOs, RD PIOs and Wainwright Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Purchase Agreements, without regard to any limitations on the exercise of the Pre-Funded Warrants, the PIPE PIOs, the RD PIOs and the Wainwright Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Pre-Funded Warrants, the PIPE PIOs, the RD PIOs, the Wainwright Warrants, and the February 2022 RD Warrants a selling stockholder may not exercise such warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or 9.99% at the election of the holder prior to the date of issuance), of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon the exercise of such Pre-Funded Warrants, PIPE PIOs, RD PIOs, Wainwright Warrants and February 2022 RD Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of common stock owned prior to offering		Maximum number of shares of common stock to be sold pursuant to this Prospectus		Number of shares of common stock owned after offering		Percentage of common stock owned after offering

Armistice Capital Master Fund Ltd. (1)	1,852,000	(2)(11)	1,375,000	(2)	477,000	(11)	14.77	%(11)
Intracoastal Capital, LLC (3)	270,000	(4)(12)	250,000	(4)	20,000	(12)	*
David Dinkin (5)	6,650		6,650	(6)	0		*
Michael Vasinkevich (5)	44,888		44,888	(7)	0		*
Noam Rubinstein (5)	15,400		15,400	(8)	0		*
Craig Schwabe (5)	2,362		2,362	(9)	0		*
Charles Worthman (5)	700		700	(10)	0		*

* Less than 1%

9

(1)	The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The Master Fund’s address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)

The shares that may be sold under this prospectus are comprised of 500,000 Pre-Funded Warrant Shares, 500,000 PIPE PIO Shares, and 375,000 RD PIO Shares. The Master Fund may not (i) exercise the Pre-Funded Warrants to the extent such exercise would cause the Master Fund, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise, or (ii) exercise the PIPE PIOs or RD PIOs to the extent such exercise would cause the Master Fund, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(3)	These shares are directly held by Intracoastal Capital LLC (“Intracoastal”), and may be deemed to be indirectly beneficially owned by Mitchell P. Kopin, a manager of Intracoastal, and Daniel B. Asher, a manager of Intracoastal (collectively, with Intracoastal, the “Intracoastal Owners”). Each of the Intracoastal Owners disclaims beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address of Intracoastal is 245 Palm Trail, Delray Beach, Florida 33483.

(4)	The shares that may be sold under this prospectus are comprised of (i) 125,000 shares of common stock, comprised of 116,000 PIPE Common Shares purchased in the July 2022 PIPE, and 9,000 shares of common stock issued upon the exercise of Pre-Funded Warrants, and (ii) 125,000 PIPE PIO Shares. Intracoastal may not exercise the PIPE PIOs to the extent such exercise would cause Intracoastal, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(5)	The selling stockholder was issued compensation warrants as a designee of Wainwright in connection with the July 2022 PIPE and July 2022 RD Offering. Each selling stockholder has sole voting and dispositive power over the securities held. The business address is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022. Each selling stockholder may not exercise the Wainwright Warrants to the extent such exercise would cause each selling stockholder, together with his affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(6)	Represents 6,650 Wainwright Warrant Shares.

(7)	Represents 44,888 Wainwright Warrant Shares.

(8)	Represents 15,400 Wainwright Warrant Shares.

(9)	Represents 2,362 Wainwright Warrant Shares.

(10)	Represents 700 Wainwright Warrant Shares.

(11)	These shares include shares that may be issued upon exercise of the February 2022 RD Warrants. The Master Fund may not exercise the February 2022 RD Warrants to the extent such exercise would cause the Master Fund, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise. We have excluded such limitations for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(12)	These shares include shares that may be issued upon exercise of the February 2022 RD Warrants. Intracoastal may not exercise the February 2022 RD Warrants to the extent such exercise would cause Intracoastal, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise. We have excluded such limitations for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

10

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

11

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Enveric Biosciences, Inc. as of and for the years ended December 31, 2021 and 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by Friedman LLP, independent registered public accounting firm and Marcum LLP, independent registered public accounting firm, respectively, as stated in their reports, which is incorporated herein by reference. Such financial statements have been included in this registration statement in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

12

The consolidated financial statements for MagicMed Industries Inc. as of and for the period from May 26, 2020 (inception) through June 30, 2020 and for the year ended June 30, 2021 have been audited by Zeifmans LLP, independent registered public accounting firm, as stated in their report, which is incorporated by reference into this prospectus, and which appears in exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on December 30, 2021. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://enveric.com/. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022;

●	our Current Report on Form 8-K filed with the SEC on December 30, 2021;

●	our Current Reports on Form 8-K filed with the SEC on February 15, 2022, February 18, 2022, May 4, 2022, May 4, 2022 (as amended by Form 8-K/A filed with the SEC on May 18), May 11, 2022, June 15, 2022; and July 14, 2022, July 18, 2022, July 26, 2022 and August 2, 2022 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock contained in the “Description of Securities” filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Enveric Biosciences, Inc., 4851 Tamiami Trail N, Suite 200, Naples, Florida 34103, Attention: Carter Ward. You should rely only on information contained in, or incorporated by reference into, this prospectus or any free writing prospectus provided in connection with this offering. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free writing prospectus provided in connection with this offering or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

13

1,695,000 Shares

COMMON STOCK

PROSPECTUS

August 11, 2022